Exhibit 99.1

Tunstall Healthcare Group Limited to acquire AMAC, American Medical Alert Corp.

LONG ISLAND CITY, New York 22 September 2011: American Medical Alert Corp (Nasdaq: AMAC), a leading provider of remote health monitoring and 24/7 communication services that enhances care, accelerates response times, improves operational effectiveness and delivers sustainable patient services, has announced today that it has entered into a definitive agreement to be acquired by Tunstall Healthcare Group Limited, a leading telehealth and telecare provider. Tunstall will acquire all of the outstanding common shares of AMAC for $8.55 per share in cash without interest, representing a premium of approximately 50% over AMAC’s closing share price on September 22, 2011, plus one Contingent Payment Right (CPR) per share providing a contingent cash payment for the holder of such common share in the event of a sale of AMAC’s interests in the Lifecomm joint venture or prior sale of Tunstall under certain conditions.  The transaction is expected to close at the end of the fourth quarter of 2011.

Based in New York, AMAC has two business divisions. The first is Health and Safety Monitoring Systems (HSMS) which includes a rich portfolio of remote patient monitoring devices and services including personal emergency response systems (PERS), mobile PERS, medication management and telehealth. The second division is Telephony Based Communication Services (TBCS), AMAC’s contact center services group, which provides concierge level communication services to all types of healthcare entities, including physician groups, hospitals, homecare and the pharmaceutical industry.

AMAC’s board of directors unanimously approved the transaction, which is subject to customary closing conditions, including approval of AMAC’s shareholders, but is not subject to any financing conditions and has the full support of Tunstall’s majority shareholder.  In conjunction with the acquisition, directors and officers of AMAC, holding approximately 26% of the outstanding common shares of AMAC, have agreed to vote in favor of the transaction.

“We believe the decision by the board to merge with Tunstall is good for shareholders, employees and our customers,” said Jack Rhian, President and Chief Executive Officer of AMAC.  “Tunstall’s longstanding culture of engineering excellence, technological innovation and commitment to providing seniors with the tools to live independently is perfectly aligned with AMAC’s mission. By joining with Tunstall, AMAC will have unprecedented access to its world class engineering and product portfolio as well as its global operating resources.  This transaction will allow AMAC to rapidly accelerate the scope of our portfolio in both remote patient monitoring and call center solutions thereby benefiting our entire customer base.”

Gil Baldwin, Chief Executive Officer of Tunstall commented “AMAC will make a great addition to the Tunstall Group. We share the same vision and complement each other in a number of areas. AMAC will support our ambitious growth plans in the United States. As one of the largest providers of PERS in the US with 75,000 subscribers nationwide and a strong reach within hospital systems, home healthcare, government agencies and senior living facilities, I believe there will be far reaching benefits for all of our customers, partners and employees of the Group.”

A special meeting of AMAC’s shareholders will be held after the preparation and filing of a proxy statement with the Securities and Exchange Commission and subsequent mailing to shareholders.  Upon completion of the acquisition, AMAC will become a private company wholly owned by an affiliate of Tunstall.

Jefferies served as financial adviser and Latham & Watkins LLP served as legal adviser to Tunstall.  Houlihan Lokey acted as exclusive financial adviser and Moses & Singer LLP acted as legal adviser to AMAC in this transaction.

Contact details:
AMAC contact: Randi Baldwin, Senior VP, Marketing and Program Development
001 516 536 5850, ext. 3109
Tunstall  Contact: Alison Rogan, UK Communications Director
0044 1977 661234
Press Contact
Context
01625 511966
tunstall@contextpr.co.uk

About Tunstall

Tunstall is a leading provider of telecare/telehealth solutions.  Operating in more than 30 countries and employing over 1,200 people, Tunstall supports 2.5 million people around the world. Tunstall's philosophy is simple - to protect, support and care for people - by providing healthcare technology and services that enable anyone requiring support and reassurance, such as older people or those with long term needs, to lead an independent life with dignity and reassurance.

Tunstall provides complete and fully-integrated telecare and telehealth solutions for home, assisted living and specialist care environments, hospital communication systems, associated support services, response centre software systems and monitoring services.

More information is available at www.tunstall.co.uk.

About AMAC

AMAC is a healthcare communications company dedicated to the provision of support services to the healthcare community. AMAC's product and service portfolio includes Personal Emergency Response Systems (PERS) and emergency response monitoring, electronic medication reminder devices, disease management monitoring appliances and healthcare communication solutions services. AMAC operates nine US-based communication centers under local trade names: HLINK OnCall, North Shore TAS, Live Message America, ACT Teleservice, MD OnCall, Capitol Medical Bureau, American MediConnect, Alpha Message Center and Phone Screen to support the delivery of high quality, healthcare communications. For more information, visit www.amac.com.

Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements in this press release may constitute “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of AMAC to be materially different from the future results, performance or achievements express of implied by such forward-looking statements.  The words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “seeks,” “may” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon information presently available and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties.  Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against AMAC or Tunstall related to the merger agreement; the inability to complete the merger (the “Merger”) due to the failure to obtain shareholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including the receipt of required regulatory approvals related to the Merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the effects of the local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those other risks and factors discussed in AMAC’s Annual Report on Form 10-K for the year ended December 31, 2010, under the caption “Risk Factors” and otherwise in AMAC’s reports and filings that it makes with the Securities and Exchange Commission.  You should not place undue reliance on any forward-looking statements, since those statements speak only as to the date that they are made.  Neither Tunstall nor AMAC has any obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this news release or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.

Additional Information

In connection with the proposed Merger, AMAC will file a proxy statement and other documents with the Securities and Exchange Commission (“SEC”).  AMAC shareholders are advised to read the proxy statements when it becomes available because it will contain important information regarding AMAC and the Merger.  Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by AMAC with the SEC at the SEC’s website at http://www.sec.gov.  In addition, investors may obtain free copies of the documents filed with the SEC by directing a written request to: American Medical Alert Corp., 36-36 33rd Street, Suite 103, Long Island City, NY 11106, Attention: Corporate Secretary or from AMAC’s website: http://amac.com.

AMAC and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the AMAC shareholders in connection with the Merger.  Information concerning the names, affiliations and interests of AMAC’s directors and executive officer, is set forth in AMAC Annual Report on Form 10-K for the year ended December 31, 2010, as amended, filed with the SEC, and will be described in the proxy statement relating to the Merger (when it becomes available). Information concerning the interests of the Company’s participants in the solicitation, which may be, in some cases, different than those of the Company’s shareholders generally, will also be described in the proxy statement relating to the Merger (when it becomes available).